Exhibit 10.75

CONFIRMATION OF FEE WAIVER

This CONFIRMATION OF FEE WAIVER, dated as of December 31, 2003, is by and among CMG @Ventures Capital Corp., a Delaware corporation (the “Capital Member”), and @Ventures Partners III, LLC, a Delaware limited liability company (the “Managing Member” and together with the Capital Member, the “Members”), constituting all of the members of CMG @Ventures III, LLC, a Delaware limited liability company (the “Company”), and @Ventures Management, LLC, a Delaware limited liability company (the “Management Company”). The Members are party to a certain Limited Liability Company Agreement of the Company dated as of August 7, 1998 (as amended to date, the “LLC Agreement”). Capitalized terms used herein, and not otherwise defined herein, shall have the respective meanings ascribed thereto in the LLC Agreement.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Members and the Management Company hereby agree as follows:

1. The Members and the Management Company hereby agree, acknowledge and confirm that, notwithstanding anything to the contrary in the LLC Agreement or the Management Contract, from and after the date hereof, no Management Fee shall be due or payable to the Management Company pursuant to Section 4.4.2 of the LLC Agreement or Section 4 of the Management Contract. Section 4 of the Management Contract between the Company and the Management Company is hereby deemed to be amended in the manner described herein, and the Management Company and the Company, and the Members (by their signatures below), hereby consent to such amendment.

2. Any amount received by the Managing Member, the Management Company and their respective affiliates which would otherwise be credited against the amount of the Management Fee pursuant to Section 4.4.3 of the LLC Agreement shall instead be paid directly to the Company. The corresponding provisions of the Management Contract between the Company and the Management Company are hereby deemed to be amended in the manner described herein, and the Management Company and the Company, and the Members (by their signatures below) hereby consent to such amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned have executed this Fee Waiver Confirmation as of the date first above written.

MANAGING MEMBER:		CAPITAL MEMBER:

@VENTURES PARTNERS III, LLC		CMG@VENTURES CAPITAL CORP.

By:	/s/ David J. Nerrow	By:	/s/ Peter L. Gray

Name:	David J. Nerrow	Name:	Peter L. Gray

Title:	Managing Member	Title:	Secretary

MANAGEMENT COMPANY:

@VENTURES MANAGEMENT, LLC

By:	/s/ David J. Nerrow
Authorized Member

COMPANY:

CMG @VENTURES III, LLC

By:	@Ventures Partners III, LLC, Managing Member

	By:	/s/ David J. Nerrow

	Name:	David J. Nerrow

	Title:	Managing Member